EXHIBIT 21

                                          SUBSIDIARIES OF THE COMPANY


The following is a list of subsidiaries of Registrant as of March 31, 1998, other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined by Securities and Exchange
Commission Regulation S-X

                                                                               STATE OF
          NAME OF SUBSIDIARY                                                 INCORPORATION
Acceptance Insurance Holdings Inc. (1)                                         Nebraska
Radice Lands, Inc. (1)                                                         Florida
The Redland Group, Inc. (1)                                                    Iowa
Acceptance Insurance Services, Inc. (2)                                        Nebraska
Acceptance Insurance Company (2)                                               Nebraska
Redland Transportation, Inc. (2)                                               North Carolina
Acceptance Indemnity Insurance Company (3)                                     Nebraska
Phoenix Indemnity Insurance Company (3)                                        Arizona
Major Realty Corporation (4)                                                   Delaware
American Agrisurance, Inc. (5)                                                 Iowa
Redland Insurance Company (6)                                                  Iowa
Agro International, Inc. (7)                                                   Iowa
Crop Insurance Marketing, Inc. (8)                                             Iowa
American Agrijusters, Co. (9)                                                  Iowa
American Growers Ins. Company (9)                                              Nebraska
U.S. Ag Insurance Services Inc. (10)                                           Texas
Acceptance Casualty Insurance Company (9)                                      Texas
Acceptance Premium Finance Company (11)                                        Arizona
Redland Specialty Underwriters, Inc. (12)                                      Iowa

_______________

(1)     A wholly owned subsidiary of Acceptance Insurance Companies
        Inc.

(2)     A wholly owned subsidiary of Acceptance Insurance Holdings
        Inc.

(3)     A wholly owned subsidiary of Acceptance Insurance Company.

(4)     An approximately 33.1% owned subsidiary of Acceptance
        Insurance Company.

(5)     A wholly owned subsidiary of The Redland Group, Inc.

(6)     An approximately 99.99% owned subsidiary of The Redland
        Group, Inc.

(7)     An approximately 80% owned subsidiary of The Redland Group,
        Inc.

(8)     A wholly owned subsidiary of American Agrisurance Inc.

(9)     A wholly owned subsidiary of Redland Insurance Company.

(10)    An approximately 60% owned subsidiary of Redland Insurance
        Company.

(11)    A 50% owned subsidiary of Acceptance Insurance Companies
        Inc.

(12)    A 50% owned subsidiary of The Redland Group, Inc.